EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-70218, 333-100885, 333-120955, 333-134973, 333-139819, 333-180350, 333-187005, 333-214425, and 333-221347) and Form S-3 (No. 333-214496) of Northwest Natural Gas Company of our report dated February 23, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
February 23, 2018